Exhibit 3.9

CYRUSONE GP

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:                              The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act (the “Act”).

SECOND:               The name of the statutory trust (the “Trust”) is:

CyrusOne GP

THIRD:                          The name and business address of the Trust’s resident agent are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

FOURTH:             The address of the Trust’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties of perjury, that to the best of its knowledge and belief, the facts stated herein are true.

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust this 31st day of July, 2012.

CYRUSONE INC., a Maryland corporation

By:	/s/ Gary J. Wojtaszek
Gary J. Wojtaszek
Chief Executive Officer and President